Exhibit 99.1

Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS RECORD REVENUE IN FISCAL SECOND QUARTER 2022

●	Record revenue of $936 million, representing 7% sequential growth and 22% annual growth amidst continuing industry-wide supply chain challenges
●	Aerospace & Defense, Industrial and Test, Measurement & Emulation (AIT) revenue increased 20% sequentially, with strong performance in all sub-markets led by another record performance in the Industrial end market and improvement in Aerospace & Defense business
●	Automotive, Broadcast and Consumer (ABC) revenue in the quarter increased 19% sequentially, with record quarters in all sub-markets, led by the Automotive end market
●	Wired and Wireless Group (WWG) revenue increased 9% sequentially and 42% year-over-year as robust global 5G deployments continue and strength from the Wired business
●	Data Center Group (DCG) revenue declined modestly, down 3% quarter-over-quarter, as Networking strength was offset by a decline in Compute
●	Platform transformation continues with total Adaptive SoC revenue, which includes Zynq and Versal platforms, up 9% sequentially and 56% year-over-year, and representing 29% of total revenue

SAN JOSE, Calif., October 27, 2021 -- Xilinx, Inc. (Nasdaq: XLNX), the leader in adaptive computing, today announced record revenues of $936 million for the fiscal second quarter, up 7% over the previous quarter.

GAAP net income for the fiscal second quarter was $235 million, or $0.94 per diluted share. Non-GAAP net income for the quarter was $266 million, or $1.06 per diluted share.

As permitted as of October 27, 2021 under the terms of the Merger Agreement between Xilinx and Advanced Micro Devices, Inc. (AMD), the Xilinx Board of Directors voted unanimously to declare a cash dividend of $0.37 per outstanding share of common stock payable on November 15, 2021 to all stockholders of record at the close of business on November 8, 2021. The dividend is conditioned upon and will only be payable if the merger has not closed on or before the record date for such dividend.

Additional second quarter of fiscal year 2022 comparisons are provided in the charts below.

Q2 Fiscal 2022 Financial Highlights
(In millions, except EPS)

	GAAP

	Q2	Q1	Q2
	FY2022	FY2022	FY2021	Q-T-Q	Y-T-Y
Net revenues*	$936	$879	$767	7%	22%
Gross margin	$632	$586	$542	8%	17%
Operating income	$250	$210	$205	19%	22%
Net income	$235	$206	$194	14%	21%
Diluted earnings per share	$0.94	$0.83	$0.79	13%	19%

	Non-GAAP

	Q2	Q1	Q2
	FY2022	FY2022	FY2021	Q-T-Q	Y-T-Y
Net revenues*	$936	$879	$767	7%	22%
Gross margin	$644	$596	$548	8%	17%
Operating income	$288	$246	$216	17%	33%
Net income	$266	$236	$203	13%	31%
Diluted earnings per share	$1.06	$0.95	$0.82	12%	29%

* No adjustment between GAAP and Non-GAAP

“Xilinx delivered another record quarter despite the continuing industry-wide supply chain constraints,” said Victor Peng, Xilinx president and CEO. “We saw broad strength in the vast majority of our markets in the quarter, driven by record performance from the Industrial, Auto, Broadcast and Consumer end markets, as well as improvement in the Aerospace & Defense end market. Our business and operations teams have made tremendous efforts to support our customers’ critical needs in what continues to be an extremely challenging supply environment. We also believe we remain on track for regulatory approval for the AMD transaction and to close by the end of the calendar year.

“Industry trends continue to drive strong demand for Xilinx products. Core markets are benefiting from multiple tail winds, including the increasing requirements for advanced processing and broad digitalization trends in all industries, that are driving both increased silicon content as well as overall demand. 5G volumes remain strong, led by North America and the Asia Pacific region, across multiple products. Our engagements with hyperscalers are deepening as FPGA-as-a-Service expands to new workloads, and we continue to drive solid design win momentum in Compute, Networking and Storage.”

“The record quarters in Industrial, Auto, Broadcast and Consumer end markets drove total sequential growth of 7% and 22% year-over-year,” said Brice Hill, Xilinx CFO. “Our transformation to an adaptive platform company continues to accelerate, with Adaptive SoC sequential revenue growth of 9% and year-over-year growth of 56%. In addition, Advanced Products grew 9% sequentially and 28% year-over-year and represented 74% of total revenue.

“Free cash flow of $107 million, or 11% of revenue, reflected expected normalization in working capital following exceptionally strong free cash flow in Q1. We are extremely pleased that record revenues, combined with strong gross and operating margins, drove record non-GAAP net income and non-GAAP EPS in the quarter.”

Net Revenues by Geography:
	Percentages			Growth Rates
	Q2	Q1	Q2
	FY2022	FY2022	FY2021	Q-T-Q	Y-T-Y
North America	26%	23%	29%	20%	7%
Asia Pacific	48%	52%	48%	-3%	23%
Europe	16%	15%	18%	16%	14%
Japan	10%	10%	5%	8%	124%

Net Revenues by End Market:
	Percentages			Growth Rates
	Q2	Q1	Q2
	FY2022	FY2022	FY2021	Q-T-Q	Y-T-Y
A&D, Industrial and TME	40%	36%	44%	20%	13%
Automotive, Broadcast and Consumer	22%	20%	16%	19%	70%
Wired and Wireless Group	31%	30%	26%	9%	42%
Data Center Group	9%	10%	14%	-3%	-22%
Channel	-2%	4%	0%	NM	NM

Net Revenues by Product:
	Percentages			Growth Rates
	Q2	Q1	Q2
	FY2022	FY2022	FY2021	Q-T-Q	Y-T-Y
Advanced Products	74%	72%	70%	9%	28%
Core Products	26%	28%	30%	0%	8%

Products are classified as follows:
Advanced Products: Versal, UltraScale+, UltraScale and 7-series product families, and production boards business composed of Alveo, Solarflare, Network, and System-On-Modules.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in Millions)

	Q2	Q1	Q2
	FY2022	FY2022	FY2021

Operating Cash Flow	$122	$390	$248
Depreciation Expense (including software amortization)	$31	$32	$30
Capital Expenditures (including software)	$15	$17	$15
Free Cash Flow (1)	$107	$373	$232
Inventory Days (internal)	86	89	114
Revenue Turns (%)	23	27	38

(1)Free Cash Flow = Operating Cash Flow - Capital Expenditures (including software)

Product and Financial Highlights - Fiscal Second Quarter 2022

•Microsoft announced that Azure is now utilizing its NP-VM FPGA-as-a-Service infrastructure, powered by Xilinx Alveo accelerators, to dramatically improve the performance of Apache Spark on the Azure Synapse analytics platform.
•Amazon announced the general availability of Amazon EC2 VT1 instances that feature the same Xilinx Alveo U30 media accelerator transcoding cards used in the SDK.
•Xilinx and NEC Corporation announced a collaboration on NEC’s next generation 5G radio units, expected to be available for global deployment in 2022.
•Xilinx announced that it has begun shipping its new Zynq RFSoC DFE in volume to multiple radio customers worldwide including a top wireless system vendor.
•Xilinx and Motovis, a provider of embedded AI for autonomous driving, are collaborating on a solution that pairs the Xilinx Automotive Zynq system-on-chip platform and Motovis’ convolutional neural network IP to the automotive market.

Commentary on AMD Transaction

As announced on October 27, 2020, Advanced Micro Devices, Inc. (AMD) intends to acquire Xilinx in an all-stock transaction. Due to the pending acquisition, Xilinx will not hold an earnings conference call or provide forward-looking guidance. As permitted as of October 27, 2021 under the terms of the Merger Agreement between Xilinx and AMD, the Xilinx Board of Directors has declared a cash dividend of $0.37 per outstanding share of common stock. The dividend is conditioned upon and will only be payable if the merger has not closed on or before the record date for such dividend. Xilinx’s stock repurchase program remains suspended. The parties believe that the transaction remains on-track for regulatory approval and close by calendar year end.

Non-GAAP Financial Information

Fiscal second quarter 2022 results include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated. Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly comparable GAAP measure, as indicated in the accompanying tables. Xilinx’s (the Company) calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein, other than free cash flow, to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods. Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses, such as acquisition-related amortization and non-recurring items, as described below:

M&A related expenses: These expenses mainly consist of legal, advisory and consulting fees associated with acquisition activities, and also include fees and retention compensation related to the Company’s acquisition by AMD. The Company believes these costs do not reflect its current operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in operating expenses and other income, as detailed above. It also excludes other significant tax effects of post-acquisition tax integration transactions. The Company believes excluding post-acquisition tax integration items will facilitate a comparable evaluation of its current performance to its past performance.

In addition, free cash flow, which is cash flow from operations adjusted to exclude additions to software, property, plant, and equipment, is used by management when assessing the Company’s sources of liquidity, capital resources, and quality of earnings. The Company believes that this non-GAAP financial measure is helpful in understanding the Company’s capital requirements and provides an additional means to evaluate the cash flow trends of the Company’s business.

Forward-Looking Statements

This release contains forward-looking statements, which can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on uncertain events or assumptions also identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements related to our proposed acquisition by AMD, the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, and opportunity for expansion into new markets. Undue reliance should not be placed on such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties, including, among others, the impact of the ongoing COVID-19 pandemic and related mitigation measures (which, in addition to presenting its own risks and uncertainties, may also heighten the other risks and uncertainties faced by our business and decrease our visibility into all aspects of our business); closing of the proposed transaction with AMD on anticipated timing (including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason) and terms (including obtaining the anticipated tax treatment, regulatory approvals, required consents or authorizations); unanticipated difficulties or expenditures relating to the transaction; the response of business partners and retention as a result of the announcement and pendency of the transaction; the diversion of management time on transaction-related matters; customer acceptance of our new products; changing global economic conditions; our dependence on certain customers; trade and export restrictions; the condition and performance of our customers and the end markets in which they participate; our ability to forecast end customer demand; a high dependence on turns business; more customer volume discounts than expected; greater product mix changes than anticipated; fluctuations in manufacturing yields; our ability to deliver product in a timely manner; our ability to successfully manage production at multiple foundries; our reliance on third parties (including distributors); variability in wafer pricing; costs and liabilities associated with current and future litigation (including litigation relating to the proposed transaction with AMD); our ability to generate cost and operating expense savings in an efficient and timely manner; our ability to realize the goals contemplated by our acquisitions and strategic investments; the impact of current and future legislative and regulatory changes; the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof; and other risk factors described in our most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission.

About Xilinx

Xilinx, Inc. develops highly flexible and adaptive computing platforms that enable rapid innovation across a variety of technologies - from the cloud, to the edge, to the endpoint. Xilinx is the inventor of the FPGA and Adaptive SoCs (including our Adaptive Compute Acceleration Platform, or ACAP), designed to deliver the most dynamic computing technology in the industry. We collaborate with our customers to create scalable, differentiated and intelligent solutions that enable the adaptable, intelligent and connected world of the future. For more information, visit xilinx.com.

Xilinx, the Xilinx logo, Alveo, Artix, Kintex, Spartan, Versal, Vitis, Virtex, Vivado, Zynq, Kria and other designated brands included herein are trademarks of Xilinx in the United States and/or other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	October 2, 2021	July 3, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net revenues	$935,770	$878,606	$766,535	$1,814,376	$1,493,208
Cost of revenues:
Cost of products sold	293,327	283,441	218,120	576,768	444,223
Amortization of acquisition-related intangibles	10,150	9,066	6,696	19,216	13,393
Total cost of revenues	303,477	292,507	224,816	595,984	457,616
Gross margin	632,293	586,099	541,719	1,218,392	1,035,592
Operating expenses:
Research and development	253,881	247,975	219,647	501,856	429,760
Selling, general and administrative	126,319	124,920	113,793	251,239	219,176
Amortization of acquisition-related intangibles	2,252	2,841	2,862	5,093	5,724
Total operating expenses	382,452	375,736	336,302	758,188	654,660
Operating income	249,841	210,363	205,417	460,204	380,932
Interest and other income (expense), net	(9,204)	1,000	(10,771)	(8,204)	(22,924)
Income before income taxes	240,637	211,363	194,646	452,000	358,008
Provision for income taxes	6,092	5,022	830	11,114	70,356
Net income	$234,545	$206,341	$193,816	$440,886	$287,652
Net income per common share:
Basic	$0.95	$0.84	$0.79	$1.79	$1.18
Diluted	$0.94	$0.83	$0.79	$1.77	$1.17
Cash dividends per common share	$—	$—	$0.38	$—	$0.76
Shares used in per share calculations:
Basic	247,765	245,860	244,837	246,344	243,602
Diluted	250,457	249,320	246,763	249,478	245,847

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	October 2, 2021	April 03, 2021*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,421,227	$3,078,899
Accounts receivable, net	405,040	285,214
Inventories	285,568	311,085
Other current assets	73,257	71,064
Total current assets	4,185,092	3,746,262
Net property, plant and equipment	336,183	345,023
Other assets	1,474,286	1,427,916
Total Assets	$5,995,561	$5,519,201

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$107,429	$116,046
Accrued and other liabilities	506,757	508,509
Total current liabilities	614,186	624,555
Long-term debt	1,493,311	1,492,688
Other long-term liabilities	492,519	514,997
Stockholders' equity	3,395,545	2,886,961
Total Liabilities and Stockholders' Equity	$5,995,561	$5,519,201

* Fiscal 2021 balances are derived from audited financial statements.

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Six Months Ended
	October 2, 2021	July 3, 2021	September 26, 2020	October 2, 2021	September 26, 2020
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of software	$30,908	$32,192	$30,249	$63,100	$61,998
Amortization - others	18,565	17,946	15,316	36,511	30,375
Stock-based compensation	69,720	67,609	58,439	137,329	108,822
Net cash provided by operating activities	122,117	389,897	247,583	512,014	493,054
Purchases of property, plant and equipment and software	14,959	17,186	15,331	32,145	30,792
Payment of dividends to stockholders	—	—	93,105	—	185,519
Repurchases of common stock	—	—	—	—	53,682
Taxes paid related to net share settlement of restricted stock units, net of proceeds from issuance of common stock	59,344	3,796	30,072	63,140	33,311

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	3,797	$3,610	$2,963	$7,407	$5,684
Research and development	42,273	41,462	36,110	83,735	66,479
Selling, general and administrative	23,650	22,537	19,366	46,187	36,659

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	October 2, 2021	July 3, 2021	September 26, 2020	October 2, 2021	September 26, 2020
GAAP gross margin	$632,293	$586,099	$541,719	$1,218,392	$1,035,592
M&A related expenses	1,249	933	—	2,182	—
Amortization of acquisition-related intangibles	10,150	9,066	6,696	19,216	13,393
Non-GAAP gross margin	$643,692	$596,098	$548,415	$1,239,790	$1,048,985

GAAP operating income	$249,841	$210,363	$205,417	$460,204	$380,932
Amortization of acquisition-related intangibles	12,402	11,907	9,558	24,309	19,117
M&A related expenses	25,905	23,757	1,506	49,662	3,069
Non-GAAP operating income	$288,148	$246,027	$216,481	$534,175	$403,118

GAAP net income	$234,545	206,341	$193,816	$440,886	$287,652
Amortization of acquisition-related intangibles	12,402	11,907	9,558	24,309	19,117
M&A related expenses	25,905	23,757	1,506	49,662	3,069
Income tax effect of tax-related items	—	—	—	—	56,801
Income tax effect of non-GAAP adjustments	(7,021)	(6,259)	(1,470)	(13,280)	(3,060)
Non-GAAP net income	$265,831	$235,746	$203,410	$501,577	$363,579

GAAP diluted EPS	$0.94	$0.83	$0.79	$1.77	$1.17
Amortization of acquisition-related intangibles	0.05	0.05	0.03	0.10	0.08
Acquisition-related costs	0.10	0.10	0.01	0.20	0.01
Income tax effect of tax-related items	—	—	—	—	0.23
Income tax effect of non-GAAP adjustments	(0.03)	(0.03)	(0.01)	(0.05)	(0.01)
Non-GAAP diluted EPS	$1.06	$0.95	$0.82	$2.02	$1.48

GAAP cash flow from operations	$122,117	$389,897	$247,583	$512,014	$493,054
Capital expenditures (including software)	(14,959)	(17,186)	(15,331)	(32,145)	(30,792)
Free cash flow	$107,158	$372,711	$232,252	$479,869	$462,262